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                                                                    Exhibit 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation of our report dated April 20, 1999 relating to the combined financial statements of InterMedia Cable Systems, which appears in such Prospectus.

/s/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California

May 12, 1999